Exhibit 99.1

Contacts:	David L. Kerr	Joseph C. Tusa, Jr.
	Senior Vice President – Corporate Development	Senior Vice President and
	713.386.1420	Chief Financial Officer
	dkerr@comsys.com	713.386.1428
jtusa@comsys.com

COMSYS IT PARTNERS, INC. REPORTS FOURTH QUARTER AND FULL YEAR RESULTS

HOUSTON, TX (February 23, 2006) – COMSYS IT Partners, Inc. (NASDAQ:CITP), a leading information technology services company, today announced its results for the fourth quarter of 2005 and year ended January 1, 2006. The pro forma information included in this release gives effect to the merger effective September 30, 2004, involving Venturi Partners, Inc. and COMSYS Holding, Inc., and the simultaneous sale of Venturi’s commercial staffing business as if each transaction occurred at the beginning of any period presented.

In accordance with generally accepted accounting principles, the historical financial information reported below for fiscal 2004 reflects a full year of financial results for COMSYS Holding, Inc., which is considered the acquirer for financial accounting purposes, and only three months (from October 1, 2004) of financial results for Venturi Partners, Inc.

Fourth Quarter and Full Year 2005 Financial Results

Revenue for the fourth quarter of 2005 was $171.3 million, up 5.2% from $162.8 million in the fourth quarter of 2004 and above the Company’s guidance range of $156 million to $160 million for the quarter. Fourth quarter revenue included $3.6 million of revenue from the company acquired by COMSYS on October 31, 2005. The Company reported a net loss of $0.8 million for the fourth quarter, or $(0.05) per diluted share. Net loss in the fourth quarter included a loss on early extinguishment of debt of $2.2 million ($0.14 per diluted share), expenses of $1.0 million ($0.06 per diluted share) related to the offering of senior notes that the Company withdrew on December 5, 2005, and a portion of the provision for income taxes of $0.6 million ($0.04 per diluted share) related to the utilization of acquired net deferred tax assets from Venturi. Excluding the loss on early extinguishment of debt and the tax provision related to utilization of acquired net deferred tax assets from Venturi, net income for the fourth quarter of 2005 was $2.0 million, or $0.13 per diluted share, which was also above the Company’s guidance range of $0.06 to $0.10 per diluted share. Net loss for the fourth quarter of 2004 was $7.7 million. The Company remains in a loss position for income tax purposes and does not have significant current income taxes payable.

Revenue for fiscal 2005 was $661.7 million compared with $437.0 million for fiscal 2004. Revenue for fiscal 2005 was 3% higher than combined pro forma revenue of $639.4 million in 2004. Net income for fiscal 2005 was $2.1 million, or $0.14 per diluted share, and included $4.8 million ($0.30 per diluted share) of restructuring and integration expenses, $2.0 million ($0.12 per diluted share) of expenses related to withdrawn capital offerings and $2.2 million ($0.14 per diluted share) of losses related to the early extinguishment of debt. Net loss for fiscal 2004 was $55.2 million, or $(14.20) per diluted share, which included $10.3 million ($2.66 per diluted share) of restructuring and integration expenses, and $3.0 million ($0.77 per diluted share) of loss on early extinguishment of debt.

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CITP Reports Fourth Quarter, Year-end Results

February 23, 2006

Other Developments

The Company closed a $230 million credit facility on December 14, 2005, which consisted of a $120 million senior secured revolving credit facility, a $10 million senior secured term loan and a $100 million junior secured term loan. The proceeds were used, in part, to repay the Company’s existing long-term debt. Excess availability under the revolver, which was approximately $76 million as of January 1, 2006, will be used for ongoing working capital requirements, strategic acquisitions and general corporate purposes. In connection with the closing of this credit facility, the Company withdrew its previously announced offering of $150 million of senior notes.

The Company closed a public offering of 3,000,000 shares of its common stock at $11.00 per share on December 28, 2005. The net proceeds from this offering were used primarily to redeem all of the Company’s outstanding 15% Series A-1 Preferred Stock.

“Fiscal 2005 was a transitional year for COMSYS,” said Larry L. Enterline, COMSYS Chief Executive Officer, “as we completed our merger integration efforts and worked all year with the commercial and capital markets in our refinancing efforts before closing two separate refinancing transactions in December. Additionally, we completed an acquisition that we previously commented on in December.”

“With all of these corporate activities behind us, and some balance sheet flexibility restored, we intend to focus on three important priorities in 2006,” Enterline added. “First, we are focusing on sales and recruiting productivity and other initiatives designed to improve operational efficiency throughout our field organization and promote organic growth. Second, we will continue to work on the balance sheet, with a view toward improving working capital management and maximizing financial flexibility. Third, we will continue to evaluate selected acquisitions, including acquisitions in the higher-growth, higher-margin IT solutions practices consistent with our strategy to supplement our existing business in these areas.”

Enterline concluded, “I have evaluated the Company’s strategic objectives and am happy with the direction in which we are currently pointed. I would especially like to thank our operations leaders and their staffs for their efforts during 2005. Despite the pressures on our organization caused by our corporate activities and the merger integration, our operations strengthened in the latter half of the year, and we have entered 2006 with some cautious optimism that we are positioned for growth.”

“We made good progress in our operations in the fourth quarter of 2005,” said Joseph C. Tusa, Jr., Senior Vice President and Chief Financial Officer. “As expected, we did not incur any merger integration expenses in the fourth quarter of 2005.”

Tusa continued, “Our billable headcount continued to increase in the fourth quarter, and we had approximately 5,000 consultants at the end of 2005, including the 150 consultants we added with the Pure Solutions acquisition. Our revenue in the fourth quarter of 2005, excluding revenue acquired in the fourth quarter, was $167.7 million, up 3% sequentially from the third quarter’s $163.2 million notwithstanding two fewer billing days in the fourth quarter. Bill rates remained stable in the fourth quarter of 2005 and gross margins were strong at approximately 24% despite the normal seasonal pressures caused by the holidays at the end of the year.”

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As a result of the merger and the sale of Venturi Partners’ commercial staffing business on September 30, 2004, management believes that the most relevant financial information to the Company’s current stockholders for periods ended prior to September 30, 2004, is certain non-GAAP financial measures for the information technology businesses of Venturi Partners, Inc. and COMSYS Holding, Inc. on a combined basis. One of the non-GAAP financial measures provided in this earnings release is combined pro forma revenue. For the fourth quarter of 2005, the non-GAAP measure of net income excluding loss on early extinguishment of debt and

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CITP Reports Fourth Quarter, Year-end Results

February 23, 2006

certain income tax expense is also provided. A reconciliation of these non-GAAP financial measures to the financial measures recognized under generally accepted accounting principles in the United States is provided in the attached tables.

First Quarter 2006 Financial Guidance

For the first quarter of 2006, the Company expects to report revenue in a range of $170 million to $175 million. Additionally, the Company expects to report net income in the range of $0.5 million to $1.2 million, or approximately $0.03 to $0.07 per diluted share. These estimated net income amounts include $1.8 million ($0.09 per diluted share) of severance related charges, $0.8 million ($0.04 per diluted share) of stock-based compensation expense, and up to $0.2 million ($0.01 per diluted share) of income tax expense. The estimated stock-based compensation expense amount considers the provisions of SFAS No. 123 (revised 2004), Share-Based Payment, which the Company is required to adopt in the first quarter of 2006.

Conference Call Information

COMSYS will conduct a conference call today at 10:00 a.m. Eastern Time to discuss the quarterly financial results. The conference call-in number is (719) 457-2728. The call will also be Webcast live and replayed for 30 days at www.comsys.com and www.earnings.com. A telephone replay of the call will be available from 1:00 p.m. Eastern Time on February 23, 2006, until 6:00 p.m. Eastern Time on March 2, 2006, by dialing (719) 457-0820, access code 7359844.

About COMSYS IT Partners

COMSYS IT Partners, Inc. (NASDAQ: CITP) is a leading information technology services company with 42 offices across the U.S. and an office in the U.K. Leveraging more than 30 years of experience, COMSYS has enhanced its core competency of IT staffing services by creating client-centric, cost-effective information system solutions. COMSYS’ service offerings include contingent staff augmentation of IT professionals, permanent recruiting and placement, vendor management and project solutions, including network design and management, offshore development, customized software development and maintenance, software globalization/localization translation services and implementation and upgrade services for SAS, business intelligence and various ERP packages. COMSYS primarily serves clients in the financial services/insurance, telecommunications, energy, pharmaceutical and healthcare industries and government agencies.

Forward-looking Statements

Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that could affect the Company’s plans, objectives, future operating results, financial condition, performance and business. These statements may be identified by words such as “estimate,” “forecast,” “plan,” “intend,” “believe,” “should,” “expect,” “anticipate,” or variations or negatives thereof, or by similar or comparable words or phrases. Forward-looking statements are based on the Company’s expectations and beliefs concerning future events affecting the Company, which reflect estimates and assumptions made by management. These estimates and assumptions reflect the Company’s best judgment based on currently known market conditions and other factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond its control, including:

•	the Company’s success in attracting, training, retaining and motivating billable consultants and key officers and employees;

•	the Company’s ability to shift a larger percentage of its business mix into IT solutions and project management and, if successful, its ability to manage those types of business profitably;

•	changes in levels of unemployment and other economic conditions in the United States, or in particular regions or industries;

•	weakness or reductions in corporate information technology spending levels;

•	the Company’s ability to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions;

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CITP Reports Fourth Quarter, Year-end Results

February 23, 2006

•	the impact of competitive pressures on its ability to maintain or improve its operating margins, including any change in the demand for the Company’s services;

•	the entry of new competitors into the U.S. staffing services market due to the limited barriers to entry or the expansion of existing competitors in that market;

•	increases in employment-related costs such as healthcare and unemployment taxes;

•	the possibility of the Company’s incurring liability for the activities of its billable consultants or for events impacting its billable consultants on clients’ premises;

•	the risk in an uncertain economic environment of increased incidences of employment disputes, employment litigation and workers’ compensation claims;

•	integration and restructuring associated with the COMSYS and Venturi merger or other business activities and the challenges of achieving anticipated synergies;

•	the risk that further cost cutting or restructuring activities undertaken by the Company could cause an adverse impact on certain of the Company’s operations;

•	economic declines that affect the Company’s business, including its profitability, liquidity or ability to comply with its loan covenants;

•	adverse changes in credit and capital markets conditions that may affect the Company’s ability to obtain financing or refinancing on favorable terms;

•	adverse changes to management’s periodic estimates of future cash flows that may affect the Company’s assessment of its ability to fully recover its goodwill;

•	whether governments will amend existing regulations or impose additional regulations or licensing requirements in such a manner as to increase the Company’s costs of doing business; and

•	other matters discussed in this press release and the Company’s most recent definitive proxy statement, Forms 10-K, 10-Q and 8-K, as well as matters discussed in the Company’s future SEC filings.

Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. They can be affected by inaccurate assumptions the Company might make or by known or unknown risks and uncertainties. The forward-looking statements included in this release are not guarantees of future performance, and we cannot assure the reader that those statements will be realized or that the forward-looking events or circumstances will occur. Actual future results may vary materially. Because of these factors, the Company cautions that investors should not place undue reliance on any of its forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and, except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances, and is not responsible for any changes made to this release by wire or Internet services.

Non-GAAP Financial Measures

This press release includes a presentation of the following financial measures: combined pro forma revenue and net income excluding loss on early extinguishment of debt and certain income tax expense. These items are not financial measures recognized under generally accepted accounting principles in the United States. The Company has included these non-GAAP financial measures because it believes that they permit a more meaningful comparison of the Company’s operating performance between the periods presented and because management uses them in evaluating the Company’s operating performance. Because these items are not GAAP financial measures, however, other companies may present similarly titled items that are calculated using differing adjustments. Accordingly, these measures as presented in this press release should not be used to evaluate the Company’s performance by comparison to any similarly titled measures presented by other companies. Reconciliations of these non-GAAP financial measures with the most comparable GAAP measurements are provided in the tables below. Investors are strongly urged to review these reconciliations. In addition, the exclusion of restructuring and rationalization charges in certain of these non-GAAP financial measures does not imply that such charges are non-recurring, infrequent or unusual. Restructuring and rationalization charges were incurred in the periods presented, and similar charges may recur in future periods.

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CITP Reports Fourth Quarter, Year-end Results

February 23, 2006

Three Months Ended January 1, 2006
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE ($000’s):

Net loss	(821)
Loss on early extinguishment of debt	2,227
Income tax expense from the utilization of acquired net deferred tax assets from Venturi	564

Net income excluding loss on early extinguishment of debt and certain income tax expense	1,970

Fiscal Year Ended 2004
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE ($000’s):

Historical consolidated Venturi Partners, Inc. revenue for nine months ended September 26, 2004	403,374
Staffing Services pro forma adjustment(1)	(201,000)

Adjusted consolidated Venturi Partners, Inc. revenue for nine months ended September 26, 2004	202,374
Historical consolidated COMSYS IT Partners, Inc. revenue for the year ended January 2, 2005	437,013

Combined consolidated revenue for the year ended January 2, 2005	639,387

(1)	These pro forma adjustments reflect the sale of the Staffing Services division of Venturi immediately prior to the merger with COMSYS on September 30, 2004. The pro forma adjustments to the unaudited condensed combined statements of continuing operations for the nine months ended September 26, 2004 reflect the estimated reduction in revenues from services that would have occurred had the divestiture occurred at January 1, 2004. The pro forma adjustments for revenues from services are based on actual amounts recorded by the Staffing Services division in the period.

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CITP Reports Fourth Quarter, Year-end Results

February 23, 2006

COMSYS IT PARTNERS, INC.

STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED JANUARY 1, 2006 AND JANUARY 2, 2005

FOR THE YEAR ENDED JANUARY 1, 2006

(IN THOUSANDS EXCEPT FOR PER SHARE DATA)

	Quarter Ended		Year Ended January 1, 2006
	January 1, 2006	January 2, 2005
Revenues from services	$171,320	$162,786	$661,657
Cost of services	129,934	122,583	505,233

Gross profit	41,386	40,203	156,424

Operating costs and expenses
Selling, general and administrative expenses	32,110	29,077	118,607
Restructuring and integration costs	—	10,322	4,780
Stock based compensation	437	1,729	1,750
Depreciation and amortization	2,211	2,687	9,067

	34,758	43,815	134,204

Income (loss) from operations	6,628	(3,612)	22,220
Interest expense, net	4,486	4,076	17,262
Loss on early extinguishment of debt	2,227	—	2,227
Other (income) expense, net	(47)	44	(201)

Income (loss) before income taxes	(38)	(7,732)	2,932
Income tax expense	783	—	783

Net income (loss)	$(821)	$(7,732)	$2,149

Net income (loss) per share:
Basic	$(0.05)	$(0.51)	$0.14

Diluted	$(0.05)	$(0.51)	$0.14

Weighted average shares outstanding:
Basic	15,713	15,279	15,492
Diluted	15,713	15,279	15,809

Net income (loss)	$(821)	$(7,732)	$2,149
Adjustments:
Restructuring and integration costs	—	10,322	4,780
Offering fees and expenses (1)	1,012	—	1,962
Stock based compensation	437	1,729	1,750
Depreciation and amortization	2,211	2,687	9,067
Interest expense, net	4,486	4,076	17,262
Loss on early extinguishment of debt	2,227	—	2,227
Other (income) expense, net	(47)	44	(201)
Income tax expense	783	—	783

Adjusted earnings before interest, taxes, depreciation and amortization, restructuring and integration charges, offering fees and expenses, stock based compensation expense, and loss on early extinguishment of debt (Adjusted EBITDA)	$10,288	$11,126	$39,779

(1)	Represents expenses associated with withdrawn capital offerings.

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